EXHIBIT 99.1

                       WEST METRO FINANCIAL SERVICES, INC.
                              1242 Marietta Highway
                              Dallas, Georgia 30157
                                 (770) 505-5107




                                 April 30, 2004



Dear  Shareholder:

     You are cordially invited to attend our annual meeting of shareholders, which will be held at the new main office located at 67 First National Drive, Dallas, Georgia on Thursday, June 3, 2004 at 4:30 p.m. We sincerely hope that you will be able to attend the meeting, and we look forward to seeing you.

     The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations during the past year and during the first quarter of fiscal year 2004, as well as our plans for the future.

     To ensure the greatest number of shareholders will be present either in person or by proxy, we ask that you mark, date, and sign the enclosed proxy card, and return it to us in the envelope provided as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and vote in person. You may revoke your proxy at any time before it is voted.

                                   Sincerely,



                                   J.  Michael  Womble
                                   President, Chief Executive Officer, and
                                   Chairman  of  the  Board

                       WEST METRO FINANCIAL SERVICES, INC.
                              1242 Marietta Highway
                              Dallas, Georgia 30157
                                 (770) 505-5107


                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 2, 2004


     The annual meeting of shareholders of West Metro Financial Services, Inc. will be held at the new main office located at 67 First National Drive, Dallas, Georgia on Thursday, June 3, 2004 at 4:30 p.m. for the following purposes:

     (1) To elect eight (8) persons to serve as directors for a one-year term expiring in 2005; and

     (2) To transact any other business as may properly come before the meeting or any adjournments of the meeting.

     The Board of Directors has set the close of business on April 30, 2004 as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.

     We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, we ask that you mark, date, sign, and return the enclosed proxy card as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.


                                By Order of the Board of Directors,



                                J.  Michael  Womble
                                President, Chief Executive Officer, and
                                Chairman  of  the  Board


April 30, 2004

                       WEST METRO FINANCIAL SERVICES, INC.
                              1242 Marietta Highway
                              Dallas, Georgia 30157
                                 (770) 505-5107

           __________________________________________________________

                     PROXY STATEMENT FOR 2004 ANNUAL MEETING
           __________________________________________________________


                                  INTRODUCTION

TIME AND PLACE OF THE MEETING

     Our Board of Directors is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held at the new main office located at 67 First National Drive, Dallas, Georgia on Thursday, June 3, 2004 at 4:30 p.m. and at any adjournments of the meeting.

RECORD DATE AND MAILING DATE

     The close of business on April 30, 2004 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on or about April 30, 2004.

NUMBER OF SHARES OUTSTANDING

     As of the close of business on the record date, the Company had 10,000,000 shares of common stock, no par value, authorized, of which 1,200,000 shares were issued and outstanding. Each issued and outstanding share is entitled to one vote on all matters presented at the meeting.


                          VOTING AT THE ANNUAL MEETING

PROPOSAL  TO  BE  CONSIDERED

     Shareholders will be asked to vote on election of eight (8) persons to serve as directors of the Company for a one-year term expiring in 2005.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL.

PROCEDURES  FOR  VOTING  BY  PROXY

     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy may be voted for a substitute nominee selected by the Board of Directors.

     You can revoke your proxy at any time before it is voted by delivering to
J. Michael Womble, President and Chief Executive Officer of the Company, at the main office of the Bank, either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

REQUIREMENTS  FOR  SHAREHOLDER  APPROVAL

     A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. Only those votes actually cast for the election of a director, however, will be counted for purposes of determining whether a particular director nominee receives sufficient votes to be elected. To be elected, a director nominee must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time, we do not know of any competing nominees.

     ABSTENTIONS. A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

     BROKER NON-VOTES. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

     Approval of any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

PROXY  SOLICITATION

     The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

                        PROPOSAL:  ELECTION OF DIRECTORS

     The Company's Board of Directors consists of eight members. Each director serves a one-year term. The term of each director expires at each annual meeting and upon the election and qualification of the director's successor. The Board of Directors recommends that the shareholders elect the persons identified below as director nominees to serve as directors for a one-year term expiring in 2005. The following table shows for each nominee and continuing director: (a) his name; (b) his age at December 31, 2003; (c) how long he has been a director of the Company; (d) his position(s) with the Company, other than as a director; and
(e) his principal occupation and recent business experience.

                              DIRECTOR   POSITION WITH THE COMPANY
NAME (AGE)                     SINCE     AND BUSINESS EXPERIENCE
----------------------------  --------  ---------------------------------------------

J. Michael Womble (51)            2001  President, Chief Executive Officer and Chairman of the
                                        Company and Chief Executive Officer and Chairman of the
                                        Bank; previously Chief Executive Officer of First National
                                        Bank of Paulding County and Chairman of the Board of
                                        Directors; Organizer/Owner of Southlife Homes, Inc.
                                        (residential building and development)

Johnny L. Blankenship (45)        2001  President and Owner of Blankenship Homes (residential building and development)

William A. Carruth, Jr. (45)      2001  Vice Chairman of the Board of Directors of the Company
                                        and the Bank; President and Owner of Carruth Wood
                                        Products (engineer and survey supplies) and Aiken Grading
                                        Company (construction contractors)

Harold T. Echols (53)             2001  Project Manager for AT&T Communications

G. Wayne Kirby (65)               2001  President, Chief Executive Officer and  Owner of PKW
                                        Supply Company, Inc. (building supplies)

Claude K. Rainwater (65)          2001  Owner of Rainwater Motor Company (used car company),
                                        Style Financial Acceptance (automobile financing) and
                                        Independent Car Rental, Inc.

James C. Scott, Jr. (58)          2001  Executive Vice President of MATSCO, Inc., parent
                                        company of C.W. Matthews Contracting Company
                                        (construction company)

Joey Tidwell (46)                 2002  President and Owner of JMC Development, Tidwell
                                        Properties and Homeplace Communities, Inc.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected the accounting firm of Porter Keadle Moore, LLP, to serve as independent accountants of the Company for the fiscal year ending December 31, 2004. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

                                  OTHER MATTERS

     The Board of Directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matters other than those described in the Notice of Annual Meeting of Shareholders, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.

     If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.



April 30, 2004

                       WEST METRO FINANCIAL SERVICES, INC.
                                      PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON THURSDAY, JUNE 2, 2004

The undersigned hereby appoints J. Michael Womble, Chairman of the Board, or Kathy Hulsey, Corporate Secretary, or either of them, as proxies, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all of the common stock of West Metro Financial Services, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at the new main office located at 67 First National Drive, Dallas, Georgia on Thursday, June 3, 2004 at 4:30 p.m. and any adjournments of the annual meeting, upon the proposals described in the accompanying notice of the annual meeting and the proxy statement relating to the annual meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSALS.


PROPOSAL  1:   To elect the eight (8) persons listed below to serve as directors of West Metro Financial Services, Inc. for a one-year term expiring at the 2005 annual meeting of shareholders:

                    J. Michael Womble              G. Wayne Kirby
                    Johnny L. Blankenship          Claude K. Rainwater
                    William A. Carruth, Jr.        James C. Scott, Jr.
                    Harold T. Echols               Joey Tidwell


    [ ]  FOR all nominees listed above (except as     [ ]  WITHHOLD authority to
         indicated  below)                                 vote for all nominees
                                                           listed above

INSTRUCTION:   To withhold authority for any individual nominees, mark "FOR"
               above, and write the nominees' names in this space.


               -----------------------------------------------------


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

     If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                     -------------------------------------------
                                     Signature of Shareholder           Date


                                     -------------------------------------------
                                     Signature of Shareholder           Date


                                     -------------------------------------------
                                     Print Name(s) of Shareholder(s)


Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary.


     I WILL           WILL NOT           ATTEND THE ANNUAL SHAREHOLDERS MEETING.
           ----------         ----------

                     PLEASE RETURN PROXY AS SOON AS POSSIBLE
                     ---------------------------------------